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EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in each prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33- 41417, 33-41475, and 33-51298), and on Form S-8 (Nos. 2-83376, 2-92085, 33-44044,
33-45365, 33-46051, 33-46779, 33-51445, 33-51579, 33-53815, 33-53819, 33-62043,
and 33-62045) of Westinghouse Electric Corporation of our report dated February 12, 1996 appearing on page 30 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 63 of this Form 10-K.


/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
600 Grant Street
Pittsburgh, Pennsylvania 15219-9954
March 13, 1996